Exhibit 99.1

FOR IMMEDIATE RELEASE
January 21, 2026

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE 4TH QUARTER AND YEAR 2025

Earnings Summary

(in thousands except per share data)	4Q 2025	3Q 2025	4Q 2024	Year 2025	Year 2024
Net income	$27,276	$23,911	$22,493	$98,058	$82,813
Earnings per share	$1.51	$1.33	$1.25	$5.44	$4.61
Earnings per share – diluted	$1.51	$1.32	$1.25	$5.43	$4.61

Return on average assets	1.63%	1.46%	1.47%	1.53%	1.41%
Return on average equity	12.71%	11.53%	11.77%	12.07%	11.31%
Efficiency ratio	48.70%	50.86%	51.60%	50.48%	52.57%
Tangible common equity	11.94%	11.65%	11.29%

Dividends declared per share	$0.53	$0.53	$0.47	$2.00	$1.86
Book value per share	$47.26	$45.91	$41.95

Weighted average shares	18,025	18,019	17,971	18,013	17,950
Weighted average shares – diluted	18,064	18,053	18,009	18,044	17,977

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved record earnings for the fourth quarter 2025 of $27.3 million, or $1.51 per basic share, compared to $23.9 million, or $1.33 per basic share, earned during the third quarter 2025 and $22.5 million, or $1.25 per basic share, earned during the fourth quarter 2024.  Total revenue for the quarter was $3.2 million above prior quarter and $9.0 million above prior year same quarter.  Net interest revenue for the quarter increased $2.6 million compared to prior quarter and $8.6 million compared to prior year same quarter, and noninterest income increased $0.7 million compared to prior quarter and $0.4 million compared to prior year same quarter.  Our provision for credit losses for the quarter decreased $1.0 million from prior quarter but increased $0.3 million from prior year same quarter.  Noninterest expense decreased $0.3 million compared to prior quarter but increased $2.7 million compared to prior year same quarter.  Earnings for the year 2025 were a record $98.1 million, $15.2 million, or $0.83 per basic share, above prior year.

4th Quarter 2025 Highlights

❖
Net interest income for the quarter of $58.1 million was $2.6 million, or 4.6%, above prior quarter and $8.6 million, or 17.3%, above prior year same quarter, as our net interest margin increased 7 basis points from prior quarter and 24 basis points from prior year same quarter.

❖	Provision for credit losses at $2.9 million for the quarter decreased $1.0 million from prior quarter but increased $0.3 million from prior year same quarter.

❖	Noninterest income for the quarter ended December 31, 2025 of $16.6 million was $0.7 million, or 4.1%, above prior quarter and $0.4 million, or 2.7%, above prior year same quarter.

❖	Noninterest expense for the quarter ended December 31, 2025 of $36.5 million was $0.3 million, or 0.8%, below prior quarter but $2.7 million, or 7.9%, above prior year same quarter.

❖	Our loan portfolio at $4.9 billion increased $101.0 million, an annualized 8.4%, from prior quarter and $408.3 million, or 9.1%, from prior year.

❖
We had net loan charge-offs of $1.8 million, an annualized 0.14% of average loans, for the fourth quarter 2025 compared to $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025 and $1.0 million, an annualized 0.09% of average loans, for the fourth quarter 2024.

❖
Our total nonperforming loans at $19.2 million at December 31, 2025 decreased $5.5 million from prior quarter and $7.5 million from prior year.  Nonperforming assets at $22.2 million decreased $7.3 million from prior quarter and $8.1 million from prior year.

❖	Deposits, including repurchase agreements, at $5.7 billion increased $27.5 million, an annualized 1.9%, from prior quarter and $387.5 million, or 7.3%, from prior year.

❖	Shareholders’ equity at $856.1 million increased $24.7 million, an annualized 11.8%, from prior quarter and $98.5 million, or 13.0%, from prior year.

Net Interest Income

				Percent Change (%)
				4Q 2025 Compared to:
($ in thousands)	4Q 2025	3Q 2025	4Q 2024	3Q 2025	4Q 2024	Year 2025	Year 2024	Percent Change (%)
Components of net interest income:
Income on earning assets	$89,532	$88,562	$81,979	1.1%	9.2%	$345,719	$313,443	10.3%
Expense on interest bearing liabilities	31,415	33,008	32,452	(4.8%)	(3.2%)	126,741	127,448	(0.6%)
Net interest income	58,117	55,554	49,527	4.6%	17.3%	218,978	185,995	17.7%
TEQ	323	301	273	7.6%	18.7%	1,180	1,139	3.6%
Net interest income, tax equivalent	$58,440	$55,855	$49,800	4.6%	17.4%	$220,158	$187,134	17.6%

Average yield and rates paid:
Earning assets yield	5.64%	5.73%	5.66%	(1.7%)	(0.4%)	5.71%	5.65%	1.1%
Rate paid on interest bearing liabilities	2.78%	3.01%	3.18%	(7.6%)	(12.5%)	2.95%	3.30%	(10.6%)
Net interest spread	2.86%	2.72%	2.48%	4.8%	15.2%	2.76%	2.35%	16.9%
Net interest margin	3.67%	3.60%	3.43%	1.8%	7.0%	3.62%	3.36%	7.8%

Average balances:
Investment securities	$1,076,245	$1,006,259	$1,075,698	7.0%	0.1%	$1,032,728	$1,102,434	(6.3%)
Loans	4,821,223	4,736,104	4,399,291	1.8%	9.6%	4,690,521	4,247,762	10.4%
Earning assets	6,321,901	6,151,134	5,779,438	2.8%	9.4%	6,077,559	5,569,948	9.1%
Interest-bearing liabilities	4,485,186	4,353,313	4,059,061	3.0%	10.5%	4,299,232	3,867,733	11.2%

 Net interest income for the quarter of $58.1 million was $2.6 million, or 4.6%, above prior quarter and $8.6 million, or 17.3%, above prior year same quarter, as our net interest margin, on a fully tax equivalent basis, increased 7 basis points from prior quarter and 24 basis points from prior year same quarter.  Our quarterly average earning assets increased $170.8 million, an annualized 11.0%, from prior quarter and $542.5 million, or 9.4%, from prior year same quarter.  Our yield on average earning assets decreased 9 basis points from prior quarter and 2 basis points from prior year same quarter, while our cost of funds increased 23 basis points from prior quarter and 40 basis points from prior year same quarter.  Net interest income for the year 2025 at $219.0 million was $33.0 million, or 17.7%, above prior year.

Our ratio of average loans to deposits, including repurchase agreements, was 84.9% for the quarter ended December 31, 2025 compared to 85.6% for the quarter ended September 30, 2025 and 84.4% for the quarter ended December 31, 2024.

Noninterest Income

				Percent Change (%)
				4Q 2025 Compared to:
($ in thousands)	4Q 2025	3Q 2025	4Q 2024	3Q 2025	4Q 2024	Year 2025	Year 2024	Percent Change (%)
Deposit related fees	$7,537	$8,131	$7,619	(7.3%)	(1.1%)	$29,840	$29,824	0.1%
Trust revenue	4,422	4,277	3,961	3.4%	11.6%	16,772	14,921	12.4%
Gains on sales of loans	107	89	50	19.3%	114.9%	320	294	8.7%
Loan related fees	932	897	1,472	3.8%	(36.7%)	4,043	4,957	(18.4%)
Bank owned life insurance revenue	1,179	1,144	915	3.1%	28.8%	4,460	5,236	(14.8%)
Brokerage revenue	522	588	536	(11.2%)	(2.5%)	2,130	2,272	(6.3%)
Other	1,904	820	1,607	132.2%	18.5%	6,052	5,061	19.6%
Total noninterest income	$16,603	$15,946	$16,160	4.1%	2.7%	$63,617	$62,565	1.7%

Noninterest income for the quarter ended December 31, 2025 of $16.6 million was $0.7 million, or 4.1%, above prior quarter and $0.4 million, or 2.7%, above prior year same quarter.  The variance quarter over quarter was primarily the result of increases in net securities gains ($0.6 million) and net gains on the sale of fixed assets ($0.5 million), partially offset by decreased deposit related fees ($0.6 million).  Year over year increases for the quarter in trust revenue ($0.5 million), bank owned life insurance revenue ($0.3 million), and net gains on the sale of fixed assets ($0.5 million) were partially offset by decreases in loan related fees ($0.5 million) and securities gains ($0.3 million).  Noninterest income for the year 2025 of $63.6 million was a $1.1 million, or 1.7%, increase from prior year.  Primary factors in the year over year increase were increases in trust revenue ($1.9 million), insurance commissions ($0.4 million), net gains on the sale of fixed assets ($0.5 million), partially offset by decreases in loan related fees ($0.9 million), securities gains ($0.3 million), and bank owned life insurance revenue ($0.8 million).  The decrease in loan related fees resulted primarily from the fluctuation in the fair market value of our mortgage servicing rights.  The variances in securities gains primarily resulted from changes in the valuation of our equity securities.

In an attempt to modernize our delivery channel in the Mt. Sterling Market, we are in the process of consolidating two of our branches into a newly constructed modern branch.  During the fourth quarter, we recognized the sale of one of the branch locations being closed, along with a parking lot, resulting in a $0.5 million gain on the sale of fixed assets.  We are also donating one of the branch locations, which resulted in a $0.4 million contribution expense.

Noninterest Expense

				Percent Change (%)
				4Q 2025 Compared to:
($ in thousands)	4Q 2025	3Q 2025	4Q 2024	3Q 2025	4Q 2024	Year 2025	Year 2024	Percent Change (%)
Salaries	$13,981	$13,913	$13,310	0.5%	5.0%	$54,830	$52,757	3.9%
Employee benefits	7,952	7,861	6,883	1.2%	15.5%	30,649	26,670	14.9%
Net occupancy and equipment	3,373	3,261	3,015	3.4%	11.9%	13,246	12,204	8.5%
Data processing	2,877	3,575	3,181	(19.5%)	(9.5%)	12,637	11,172	13.1%
Legal and professional fees	1,019	1,045	1,039	(2.5%)	(1.9%)	4,290	3,873	10.8%
Advertising and marketing	776	953	821	(18.6%)	(5.6%)	3,167	3,130	1.2%
Taxes other than property and payroll	687	564	436	21.8%	57.5%	2,353	1,754	34.1%
Other	5,787	5,572	5,084	3.9%	13.8%	21,895	19,363	13.1%
Total noninterest expense	$36,452	$36,744	$33,769	(0.8%)	7.9%	$143,067	$130,923	9.3%

Noninterest expense for the quarter ended December 31, 2025 of $36.5 million was $0.3 million, or 0.8%, below prior quarter but $2.7 million, or 7.9%, above prior year same quarter.  The quarter over quarter decrease primarily resulted from decreases in data processing expense ($0.7 million) and repossession expense ($0.7 million), partially offset by increases in personnel expense ($0.2 million) and contributions ($0.6 million).  The year over year increase for the quarter included increases in personnel expense ($1.7 million), occupancy and equipment expense ($0.4 million), taxes other than property and payroll ($0.3 million), and contributions ($0.6 million), partially offset by decreases in data processing expense ($0.3 million) and repossession expense ($0.3 million).  Noninterest expense for the year 2025 of $143.1 million increased $12.1 million, or 9.3%, from prior year.  We experienced increased expenses year over year in personnel ($6.1 million), data processing ($1.5 million), occupancy and equipment ($1.0 million), taxes other than property and payroll ($0.6 million), legal ($0.5 million), and contributions ($0.7 million).  The year over year increase in personnel expense included increases in salaries ($2.1 million), bonuses and incentives ($1.9 million), and other employee benefits ($2.1 million).  The increase in contribution expense was primarily a result of the $0.4 million contribution expense resulting from a donation of one of our Mt. Sterling branch locations discussed above in the Noninterest Income section.

Balance Sheet Review

Total Loans

				Percent Change (%)
				4Q 2025 Compared to:
($ in thousands)	4Q 2025	3Q 2025	4Q 2024	3Q 2025	4Q 2024
Commercial nonresidential real estate	$959,915	$921,682	$865,031	4.1%	11.0%
Commercial residential real estate	580,652	573,270	508,310	1.3%	14.2%
Hotel/motel	497,764	483,833	458,832	2.9%	8.5%
Other commercial	454,944	446,125	440,506	2.0%	3.3%
Total commercial	2,493,275	2,424,910	2,272,679	2.8%	9.7%

Residential mortgage	1,206,820	1,157,540	1,043,401	4.3%	15.7%
Home equity loans/lines	186,798	184,191	167,425	1.4%	11.6%
Total residential	1,393,618	1,341,731	1,210,826	3.9%	15.1%

Consumer indirect	862,458	877,555	850,289	(1.7%)	1.4%
Consumer direct	145,591	149,719	152,843	(2.8%)	(4.7%)
Total consumer	1,008,049	1,027,274	1,003,132	(1.9%)	0.5%

Total loans	$4,894,942	$4,793,915	$4,486,637	2.1%	9.1%

Total Deposits and Repurchase Agreements

				Percent Change (%)
				4Q 2025 Compared to:
($ in thousands)	4Q 2025	3Q 2025	4Q 2024	3Q 2025	4Q 2024
Noninterest bearing deposits	$1,263,243	$1,248,573	$1,242,676	1.2%	1.7%
Interest bearing deposits
Interest checking	195,458	194,327	167,736	0.6%	16.5%
Money market savings	1,877,815	1,815,111	1,781,415	3.5%	5.4%
Savings accounts	499,276	501,189	511,378	(0.4%)	(2.4%)
Time deposits	1,553,266	1,626,261	1,366,984	(4.5%)	13.6%
Repurchase agreements	308,799	284,863	240,166	8.4%	28.6%
Total interest bearing deposits and repurchase agreements	4,434,614	4,421,751	4,067,679	0.3%	9.0%
Total deposits and repurchase agreements	$5,697,857	$5,670,324	$5,310,355	0.5%	7.3%

CTBI’s total assets at $6.7 billion as of December 31, 2025 increased $46.0 million, or 2.7% annualized, from prior quarter and $490.9 million, or 7.9%, from prior year.  Loans outstanding at $4.9 billion increased $101.0 million, an annualized 8.4%, from prior quarter and $408.3 million, or 9.1%, from prior year.  The increase in loans from prior quarter included a $68.4 million increase in the commercial loan portfolio and a $51.9 million increase in the residential loan portfolio, partially offset by a $15.1 million decrease in the consumer indirect loan portfolio and a $4.2 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio at $1.1 billion increased $82.9 million, an annualized 31.6%, from prior quarter and $65.4 million, or 6.2%, from prior year.  Deposits in other banks decreased $135.6 million from prior quarter, as a result of funding our investment portfolio and loan growth, but increased $4.3 million from December 31, 2024.  Deposits, including repurchase agreements, at $5.7 billion increased $27.5 million, an annualized 1.9%, from prior quarter and $387.5 million, or 7.3%, from prior year.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of December 31, 2025, two customers accounted for 3% each of our $5.4 billion in deposits.  Only two customer relationships accounted for more than 1% each.

Shareholders’ equity at $856.1 million increased $24.7 million, an annualized 11.8%, during the quarter and $98.5 million, or 13.0%, from prior year end.  Net unrealized losses on securities, net of deferred taxes, were $64.8 million at December 31, 2025, compared to $71.1 million at September 30, 2025 and $98.4 million at December 31, 2024.  CTBI’s annualized dividend yield to shareholders as of December 31, 2025 was 3.75%.

Asset Quality

Our total nonperforming loans at $19.2 million at December 31, 2025 decreased $5.5 million from prior quarter and $7.5 million from prior year.  Nonaccrual loans at $8.5 million decreased $7.1 million from prior quarter and $7.8 million from prior year.  Accruing loans 90+ days past due at $10.6 million increased $1.6 million from prior quarter and $0.3 million from prior year.  Accruing loans 30-89 days past due at $20.2 million increased $1.7 million from prior quarter and $3.3 million from prior year.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $1.8 million, an annualized 0.14% of average loans, for the fourth quarter 2025 compared to $2.7 million, an annualized 0.23% of average loans, for the third quarter 2025 and $1.0 million, an annualized 0.09% of average loans, for the fourth quarter 2024.  Of the net charge-offs for the quarter, $1.0 million were in commercial loans, $0.6 million were in consumer indirect loans, and $0.2 million were in consumer direct loans.  Net-charge offs for the year 2025 were $7.4 million, an annualized 0.16% of average loans, compared to $5.5 million, an annualized 0.13% of average loans, for the year 2024.

Allowance for Credit Losses

Our provision for credit losses at $2.9 million for the quarter decreased $1.0 million from prior quarter but increased $0.3 million from prior year same quarter.  Of the provision for the quarter, $2.6 million was allotted to fund changes in loan volume and composition, $0.2 million was allotted based on quantitative and qualitative factors, and $0.1 million was allotted for unfunded commitments.  Provision for credit losses for the year 2025 of $12.4 million was a $1.5 million increase over the year 2024.  Our reserve coverage (allowance for credit losses to nonperforming loans) at December 31, 2025 was 314.0% compared to 239.5% at September 30, 2025 and 206.0% at December 31, 2024.  Our loan loss reserve as a percentage of total loans outstanding at December 31, 2025 remained at 1.23% from September 30, 2025 and December 31, 2024.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $6.7 billion, is headquartered in Pikeville, Kentucky and has 72 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2025
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income	$89,532	$88,562	$81,979	$345,719	$313,443
Interest expense	31,415	33,008	32,452	126,741	127,448
Net interest income	58,117	55,554	49,527	218,978	185,995
Provision for credit losses	2,908	3,866	2,587	12,436	10,951

Gains on sales of loans	107	89	50	320	294
Deposit related fees	7,537	8,131	7,619	29,840	29,824
Trust revenue	4,422	4,277	3,961	16,772	14,921
Loan related fees	932	897	1,472	4,043	4,957
Securities gains (losses)	194	(449)	521	375	631
Other noninterest income	3,411	3,001	2,537	12,267	11,938
Total noninterest income	16,603	15,946	16,160	63,617	62,565

Personnel expense	21,933	21,774	20,193	85,479	79,427
Occupancy and equipment	3,373	3,261	3,015	13,246	12,204
Data processing expense	2,877	3,575	3,181	12,637	11,172
FDIC insurance premiums	745	703	670	2,825	2,586
Other noninterest expense	7,524	7,431	6,710	28,880	25,534
Total noninterest expense	36,452	36,744	33,769	143,067	130,923

Net income before taxes	35,360	30,890	29,331	127,092	106,686
Income taxes	8,084	6,979	6,838	29,034	23,873
Net income	$27,276	$23,911	$22,493	$98,058	$82,813

Memo: TEQ interest income	$89,855	$88,863	$82,252	$346,899	$314,582

Average shares outstanding	18,025	18,019	17,971	18,013	17,950
Diluted average shares outstanding	18,064	18,053	18,009	18,044	17,977
Basic earnings per share	$1.51	$1.33	$1.25	$5.44	$4.61
Diluted earnings per share	$1.51	$1.32	$1.25	$5.43	$4.61
Dividends per share	$0.53	$0.53	$0.47	$2.00	$1.86

Average balances:
Loans	$4,821,223	$4,736,104	$4,399,291	$4,690,521	$4,247,762
Earning assets	6,321,901	6,151,134	5,779,438	6,077,559	5,569,948
Total assets	6,657,596	6,487,817	6,100,136	6,410,466	5,893,995
Deposits, including repurchase agreements	5,677,448	5,531,461	5,215,204	5,469,702	5,036,906
Interest bearing liabilities	4,485,186	4,353,313	4,059,061	4,299,232	3,867,733
Shareholders' equity	851,231	823,016	760,223	812,162	732,119

Performance ratios:
Return on average assets	1.63%	1.46%	1.47%	1.53%	1.41%
Return on average equity	12.71%	11.53%	11.77%	12.07%	11.31%
Yield on average earning assets (tax equivalent)	5.64%	5.73%	5.66%	5.71%	5.65%
Cost of interest bearing funds (tax equivalent)	2.78%	3.01%	3.18%	2.95%	3.30%
Net interest margin (tax equivalent)	3.67%	3.60%	3.43%	3.62%	3.36%
Efficiency ratio (tax equivalent)	48.70%	50.86%	51.60%	50.48%	52.57%

Loan charge-offs	$3,022	$4,024	$2,264	$12,296	$10,503
Recoveries	(1,267)	(1,276)	(1,285)	(4,865)	(4,977)
Net charge-offs	$1,755	$2,748	$979	$7,431	$5,526

Market Price:
High	$61.55	$59.67	$61.66	$61.55	$61.66
Low	$50.25	$52.60	$46.55	$44.60	$38.44
Close	$56.50	$55.95	$53.03	$56.50	$53.03

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2025
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2025	September 30, 2025	December 31, 2024
Assets:
Loans	$4,894,942	$4,793,915	$4,486,637
Allowance for credit losses	(60,169)	(59,135)	(54,968)
Net loans	4,834,773	4,734,780	4,431,669
Loans held for sale	211	483	184
Securities AFS	1,120,719	1,037,965	1,055,728
Equity securities at fair value	4,154	3,961	3,781
Other equity investments	10,087	9,948	9,949
Other earning assets	302,928	438,501	298,580
Cash and due from banks	62,851	71,218	73,021
Premises and equipment	52,611	52,245	49,630
Right of use asset	15,433	15,974	14,385
Goodwill	65,490	65,490	65,490
Other assets	214,881	207,564	190,828
Total Assets	$6,684,138	$6,638,129	$6,193,245

Liabilities and Equity:
Interest bearing checking	$195,458	$194,327	$167,736
Savings deposits	2,377,091	2,316,300	2,292,793
CD's >=$100,000	960,517	992,728	795,619
Other time deposits	592,749	633,533	571,365
Total interest bearing deposits	4,125,815	4,136,888	3,827,513
Noninterest bearing deposits	1,263,243	1,248,573	1,242,676
Total deposits	5,389,058	5,385,461	5,070,189
Repurchase agreements	308,799	284,863	240,166
Other interest bearing liabilities	64,577	64,641	64,830
Lease liability	16,417	16,909	15,190
Other noninterest bearing liabilities	49,215	54,882	45,286
Total liabilities	5,828,066	5,806,756	5,435,661
Shareholders' equity	856,072	831,373	757,584
Total Liabilities and Equity	$6,684,138	$6,638,129	$6,193,245

Ending shares outstanding	18,116	18,110	18,058

30 - 89 days past due loans	$20,182	$18,500	$16,833
90 days past due loans	10,623	9,040	10,317
Nonaccrual loans	8,539	15,647	16,369
Foreclosed properties	3,066	4,856	3,647

Community bank leverage ratio	13.64%	13.68%	13.76%
Tangible equity to tangible assets ratio	11.94%	11.65%	11.29%
FTE employees	930	929	934